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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report related to the consolidated financial statements of Photon Dynamics Canada Inc. dated August 3, 2001 (and to all references to our firm) incorporated by reference in this Registration Statement. It should be noted that we have not audited any financial statements of Photon Dynamics Canada Inc. subsequent to September 30, 2000 or performed any audit procedures subsequent to the date of our report.

                                             /s/ ARTHUR ANDERSEN, LLP

Mississauga, Canada
January 29, 2002